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Exhibit 23.1

[BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KETTER LETTERHEAD]

August 5, 2005

We consent to the incorporation by reference in this Registration Statement of Whittier Energy Corporation, on Form SB-2, of our report dated March 5, 2004, appearing in the Annual Report on Form 10-KSB of Whittier Energy Corporation, for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION
/s/ BURTON H. ARMSTRONG
By:	Burton H. Armstrong

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

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  Exhibit 23.1